UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2007

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 907 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

ITEM 8.01 OTHER EVENTS

On March 12, 2007 MMC Energy, Inc. (the “Company”) held a special meeting of stockholders to seek approval of a reverse stock split. Such reverse stock split would be accomplished by means of an amendment to the Company’s Certificate of Incorporation which will effect a reverse stock split of the Company’s common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to March 12, 2008, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion. The Board of Directors is also authorized to forego effecting the reverse stock split altogether and no assurance can be given that the reverse stock will be effected.

As of the meeting date, a total of 30,302,686 shares voted in favor of the proposal, 942,788 shares voted against the proposal and 7,290 abstained. Accordingly, the proposal to amend the Company’s Certificate of Incorporation was approved by a majority of the common stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2007	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer